Exhibit  1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Brunswick Corporation Note-Backed Series 2002-3
*CUSIP:    21988G494       Class     A-1
           21988GBP0       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 7, 2007.

INTEREST ACCOUNT
----------------


Balance as of    February 1, 2007.....                                              $0.00
         Scheduled Income received on securities.....                               $0.00
         Unscheduled Income received on securities.....                             $0.00
         Interest portion of March 7, 2007 Call Price                          $78,374.94
         received March 7, 2007 upon exercise of Call
         Warrants by 100% of the holders thereof.....

LESS:
         Distribution to Class A-1 Holders.....                               -$78,374.94
         Distribution to Class A-2 Holders.....                                    -$0.00
         Distribution to Depositor.....                                            -$0.00
         Distribution to Trustee.....                                              -$0.00
Balance as of   March 7, 2007.....                                                  $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of     February 1, 2007.....                                             $0.00
         Scheduled principal payment received on securities.....                    $0.00
         Principal portion of March 7, 2007Call Price received            $ 10,348,235.24
         March 7, 2007 upon exercise of Call Warrants by 100% of
         the holders thereof.....

LESS:
       Distribution of principal to Class A-1 Holders on                 -$ 10,245,090.00
       March 7, 2007.....
       Distribution of principal to Class A-2 Holders on                    -$ 103,145.24
       March 7, 2007.....
       Distribution of $11,000,000 principal amount of                             -$0.00
       underlying securities to Call Warrants Holder on
       March 7, 2007.....
Balance as of   March 7, 2007.....                                                  $0.00



              UNDERLYING SECURITIES HELD AS OF    March 7, 2007

      Principal
       Amount                           Title of Security
      ---------                         -----------------
         $0              Brunswick Corporation 7 1/8% Notes due August 1, 2027
                        *CUSIP:        117043AG4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.